FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

MIAMI, FL, May 9, 2018 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months ended March 31, 2018.

GAAP Financial Results

First quarter 2018 revenues were $429.0 million, compared to revenues of $415.2 million in the first quarter of 2017. The Company recorded operating income of $48.1 million in the first quarter of 2018, compared to operating income of $53.4 million in the first quarter of 2017. Net income attributed to Vector Group Ltd. for the first quarter of 2018 was $7.2 million, or $0.04 per diluted common share, compared to a net loss of $4.2 million, or $0.04 per diluted common share, in the first quarter of 2017.

Adoption of accounting standards. During the three months ended March 31, 2018, the Company adopted several new accounting standards that impact financial reporting for the three months ended March 31, 2018.  The new standards were Accounting Standards Updates (“ASU”) 2014-09 (Topic 606), and 2016-08, which relate to revenue recognition; ASU 2016-01 and ASU 2018-03, which relate to the Company’s investments in equity securities; and 2017-07, which relates to accounting for the Company’s defined benefit pension plans.  The adoption of ASU 2017-07 was retrospective and certain categories in the Company’s Statement of Operations were revised, including operating, selling, administrative and general expenses, operating income and other income; therefore, Adjusted EBITDA, Adjusted Operating Income, and Adjusted Operating Income for the Tobacco Segment for the last twelve months ended March 31, 2018 and the three months ended March 31, 2017 contained in this press release do not agree with the Company’s previously issued earnings press releases (May 5, 2017 and March 1, 2018).  In addition, ASU 2014-09 (Topic 606), ASU 2016-08, ASU 2016-01 and ASU 2018-03 were applied using the modified retrospective method and resulted in a cumulative adjustment to beginning stockholder’s deficiency at January 1, 2018.  The Company’s Statement of Operations for the three months ended March 31, 2017, June 30, 2017 and September 30, 2017 have not been adjusted to reflect the adoption of these standards, resulting in limited comparability between 2018 and 2017 operating results.

Segment changes. As a result of a significant reduction in the Company’s E-Cigarette business, results from the E-Cigarette segment are now included in the Corporate and Other Segment and 2017 information has been recast to conform to the 2018 presentation.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company’s 2013 acquisition of an additional 20.59% interest in Douglas Elliman Realty, LLC, litigation related expenses and awards, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three months ended March 31, 2018 and 2017 are included in Tables 2 through 7.
Three months ended March 31, 2018 compared to the three months ended March 31, 2017
First quarter 2018 Adjusted EBITDA attributed to Vector Group Ltd. (as described in Table 2 attached hereto) were $53.0 million compared to $61.8 million for the first quarter of 2017.
Adjusted Net Income (as described in Table 3 attached hereto) was $7.2 million or $0.04 per diluted share for the first quarter of 2018 and $18.4 million or $0.13 per diluted share for the first quarter of 2017.
Adjusted Operating Income (as described in Table 4 attached hereto) was $42.5 million for the first quarter of 2018 compared to $54.6 million for the first quarter of 2017.

Tobacco Segment Financial Results
For the first quarter of 2018, the Tobacco segment had revenues of $267.1 million, compared to $257.5 million for the first quarter of 2017. The increase in revenues was primarily due to a 3.0% increase in unit sales volume.
Operating Income from the Tobacco segment was $63.4 million for the three months ended March 31, 2018 compared to $59.6 million for the three months ended March 31, 2017.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the first quarter of 2018 and 2017 was $59.9 million and $60.3 million, respectively.
For the first quarter of 2018, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.24 billion units compared to 2.17 billion units for the first quarter of 2017.
Liggett’s retail market share increased to 4.0% during the first quarter of 2018 from 3.75% during the first quarter of 2017. Compared to the first quarter of 2017, Liggett’s retail shipments increased 0.3% while the overall industry’s retail shipments declined by 6.9%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the first quarter of 2018, the Real Estate segment had revenues of $161.9 million, compared to $157.8 million for the first quarter of 2017. For the first quarter of 2018, the Real Estate segment reported a net loss of $8.5 million, compared to net income of $7.1 million for the first quarter of 2017.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment.  For the first quarter of 2018, Douglas Elliman had revenues of $159.4 million, compared to $155.5 million for the first quarter of 2017. For the first quarter of 2018, Douglas Elliman reported a net loss of $8.1 million, compared to net income of $0.1 million for the first quarter of 2017.
Non-GAAP Financial Measures
For the first quarter of 2018, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were a loss of $5.1 million, compared to income of $2.5 million for the first quarter of 2017.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the first quarter of 2018, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were negative $8.6 million (negative $6.1 million attributed to the Company), compared to $1.8 million ($1.2 million attributed to the Company) for the first quarter of 2017.
For the three months ended March 31, 2018, Douglas Elliman achieved closed sales of approximately $6.1 billion, compared to $5.6 billion for the three months ended March 31, 2017.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2018 and 2017.

Conference Call to Discuss First Quarter 2018 Results

As previously announced, the Company will host a conference call and webcast on Wednesday, May 9, 2018 at 8:00 AM (ET) to discuss first quarter 2018 results. Investors can access the call by dialing 800-859-8150 and entering 31213894 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on May 9, 2018 through May 23, 2018. To access the replay, dial 877-656-8905 and enter 31213894 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Revenues:
Tobacco*	$267,116	$257,454
Real estate	161,850	157,754
Total revenues	428,966	415,208

Expenses:
Cost of sales:
Tobacco*	184,962	175,754
Real estate	109,313	100,169
Total cost of sales	294,275	275,923

Operating, selling, administrative and general expenses	89,076	84,279
Litigation settlement and judgment (income) expense	(2,469)	1,585
Operating income	48,084	53,421

Other income (expenses):
Interest expense	(45,947)	(46,221)
Loss on extinguishment of debt	—	(34,110)
Change in fair value of derivatives embedded within convertible debt	10,567	8,571
Equity in (losses) earnings from real estate ventures	(6,560)	11,113
Equity in earnings (losses) from investments	1,162	(1,061)
Net loss recognized on equity securities	(2,745)	—
Other, net	1,051	1,280
Income (loss) before provision for income taxes	5,612	(7,007)
Income tax expense (benefit)	1,948	(2,782)

Net income (loss)	3,664	(4,225)

Net loss (income) attributed to non-controlling interest	3,547	(2)

Net income (loss) attributed to Vector Group Ltd.	$7,211	$(4,227)

Per basic common share:

Net income (loss) applicable to common share attributed to Vector Group Ltd.	$0.04	$(0.04)

Per diluted common share:

Net income (loss) applicable to common share attributed to Vector Group Ltd.	$0.04	$(0.04)

Dividends declared per share	$0.40	$0.38

* Revenues and cost of sales include federal excise taxes of $112,801 and $109,368, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2018	2018	2017

Net income (loss) attributed to Vector Group Ltd.	$96,010	$7,211	$(4,227)
Interest expense	173,411	45,947	46,221
Income tax expense (benefit)	3,148	1,948	(2,782)
Net income (loss) attributed to non-controlling interest	2,629	(3,547)	2
Depreciation and amortization	18,172	4,587	5,029
EBITDA	$293,370	$56,146	$44,243
Change in fair value of derivatives embedded within convertible debt (a)	(37,915)	(10,567)	(8,571)
Equity in (earnings) losses from investments (b)	(1,458)	(1,162)	1,061
Net loss recognized on equity securities	2,745	2,745	—
Equity in (earnings) losses from real estate ventures (c)	(3,722)	6,560	(11,113)
Loss on extinguishment of debt	—	—	34,110
Stock-based compensation expense (d)	10,265	2,384	3,006
Litigation settlement and judgment expense (income) (e)	2,537	(2,469)	1,585
Impact of MSA settlement (f)	(5,316)	(3,490)	(895)
Purchase accounting adjustments (g)	(2,033)	182	113
Other, net	(4,537)	(1,051)	(1,280)
Adjusted EBITDA	$253,936	$49,278	$62,259
Adjusted EBITDA attributed to non-controlling interest	(3,395)	3,696	(485)
Adjusted EBITDA attributed to Vector Group Ltd.	$250,541	$52,974	$61,774

Adjusted EBITDA by Segment
Tobacco	$252,385	$61,979	$62,775
Real Estate (h)	16,135	(8,758)	2,955
Corporate and Other	(14,584)	(3,943)	(3,471)
Total	$253,936	$49,278	$62,259

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$252,385	$61,979	$62,775
Real Estate (i)	12,740	(5,062)	2,470
Corporate and Other	(14,584)	(3,943)	(3,471)
Total	$250,541	$52,974	$61,774

a.	Represents income recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.	Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

f.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $15,751  for the last twelve months ended March 31, 2018 and negative $8,603 and $1,756 for the three months ended March 31, 2018 and 2017, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $11,119 for the last twelve months ended March 31, 2018 and negative $6,073 and $1,240 for the three months ended March 31, 2018 and 2017, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2018	2017

Net income (loss) attributed to Vector Group Ltd.	$7,211	$(4,227)

Change in fair value of derivatives embedded within convertible debt	(10,567)	(8,571)
Non-cash amortization of debt discount on convertible debt	18,193	12,053
Loss on extinguishment of debt	—	34,110
Litigation settlement and judgment expense (a)	(2,469)	1,585
Impact of MSA settlement (b)	(3,490)	(895)
Impact of interest expense capitalized to real estate ventures	(1,953)	(445)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	265	321
Total adjustments	(21)	38,158

Tax (expense) benefit related to adjustments	6	(15,492)

Adjusted Net Income attributed to Vector Group Ltd.	$7,196	$18,439

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.04	$0.13

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2018	2018	2017

Operating income	$230,311	$48,084	$53,421

Litigation settlement and judgment expense (income) (a)	2,537	(2,469)	1,585
Impact of MSA settlement (b)	(5,316)	(3,490)	(895)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	(1,213)	375	455
Total adjustments	(3,992)	(5,584)	1,145

Adjusted Operating Income (d)	$226,319	$42,500	$54,566

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2018	2018	2017

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$244,167	$63,411	$59,644

Litigation settlement and judgment expense (a)	5,006	—	1,585
Impact of MSA settlement (b)	(5,316)	(3,490)	(895)
Total adjustments	(310)	(3,490)	690

Tobacco Adjusted Operating Income	$243,857	$59,921	$60,334

	LTM	Three Months Ended
	March 31,	March 31,
	2018	2018	2017

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$244,167	$63,411	$59,644

Litigation settlement and judgment expense (a)	5,006	—	1,585
Impact of MSA settlement (b)	(5,316)	(3,490)	(895)
Total adjustments	(310)	(3,490)	690

Tobacco Adjusted Operating Income	243,857	59,921	60,334

Depreciation and amortization	8,443	2,037	2,420
Stock-based compensation expense	85	21	21
Total adjustments	8,528	2,058	2,441

Tobacco Adjusted EBITDA	$252,385	$61,979	$62,775

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2018	2018	2017

Net income (loss) attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$21,961	$(8,544)	$7,105
Interest expense (a)	78	49	6
Income tax (benefit) expense (a)	(7,737)	(2,994)	4,953
Net income (loss) attributed to non-controlling interest (a)	2,629	(3,547)	2
Depreciation and amortization	8,578	2,289	2,222
EBITDA	$25,509	$(12,747)	$14,288
Loss from non-guarantors other than New Valley LLC	91	34	46
Equity in (earnings) losses from real estate ventures (b)	(3,722)	6,560	(11,113)
Purchase accounting adjustments (c)	(2,033)	182	113
Litigation settlement and judgment income (d)	(2,469)	(2,469)	—
Other, net	(1,287)	(342)	(379)
Adjusted EBITDA	$16,089	$(8,782)	$2,955
Adjusted EBITDA attributed to non-controlling interest	(3,394)	3,696	(485)
Adjusted EBITDA attributed to New Valley LLC	$12,695	$(5,086)	$2,470

Adjusted EBITDA by Segment
Real Estate (e)	$16,135	$(8,758)	$2,955
Corporate and Other	(46)	(24)	—
Total (g)	$16,089	$(8,782)	$2,955

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (f)	$12,741	$(5,062)	$2,470
Corporate and Other	(46)	(24)	—
Total (g)	$12,695	$(5,086)	$2,470

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-K for the three months ended March 31, 2018.

b.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $15,751 for the last twelve months ended March 31, 2018 and negative $8,603 and $1,756 for the three months ended March 31, 2018 and 2017, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

f.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $11,119 for the last twelve months ended March 31, 2018 and negative $6,073 and $1,240 for the three months ended March 31, 2018 and 2017, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC’s Adjusted EBITDA for non-controlling interest.

g.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment’s expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $14,584 for the last twelve months ended March 31, 2018 and $3,943 and $3,471 for the three months ended March 31, 2018 and 2017, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2018	2018	2017

Net income (loss) attributed to Douglas Elliman Realty, LLC	$13,148	$(8,097)	$113
Interest expense	58	45	—
Income tax expense	143	220	30
Depreciation and amortization	8,175	2,187	2,120
Douglas Elliman Realty, LLC EBITDA	$21,524	$(5,645)	$2,263
Equity in earnings from real estate ventures (a)	(1,183)	(625)	(580)
Purchase accounting adjustments (b)	(2,033)	182	113
Litigation settlement and judgment income (c)	(2,469)	(2,469)	—
Other, net	(88)	(46)	(40)
Douglas Elliman Realty, LLC Adjusted EBITDA	$15,751	$(8,603)	$1,756
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(4,632)	2,530	(516)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$11,119	$(6,073)	$1,240

a.	Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

b.	Represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

c.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.